FORM NSAR Q77O Transactions effected pursuant to Rule 10F3 Fidelity Fixed-Income Trust

Series Number	13
Fund	Fidelity Strategic Dividend & Income Fund
Trade Date	June 6, 2007
Settle Date	June 13, 2007
Security Name	ING GROEP NV 6.375% PERP PREF
CUSIP	456837608
Size of Offering	41,800,000
Aggregate Offering Value	$1,045,000,000
Price	$25
Shares Purchased	80,000
Transaction Value	$2,000,000
% of Offering	0.19%
Underwriter Purchased From	Morgan Stanley & Co. Incorporated
Underwriting Members: (1)	Citigroup Global Markets Inc.
Underwriting Members: (2)	ING Financial Markets LLC
Underwriting Members: (3)	Morgan Stanley & Co. Incorporated
Underwriting Members: (4)	Merrill Lynch, Pierce, Fenner & Smith Incorporated
Underwriting Members: (5)	UBS Securities LLC
Underwriting Members: (6)	Wachovia Capital Markets, LLC
Underwriting Members: (7)	A.G. Edwards & Sons, Inc.
Underwriting Members: (8)	RBC Dain Rauscher Inc.
Underwriting Members: (9)	ABN AMRO Incorporated
Underwriting Members: (10)	Banc of Americas Securities LLC
Underwriting Members: (11)	J.P. Morgan Securities Inc.
Underwriting Members: (12)	Lehman Brothers Inc.
Underwriting Members: (13)	BB&T Capital Markets, a division of Scott & Stringfellow, Inc
Underwriting Members: (14)	Bear Stearns & Co. Inc.
Underwriting Members: (15)	Charles Schwab & Co., Inc.
Underwriting Members: (16)	Deutsche Bank Securities Inc.
Underwriting Members: (17)	Fidelity Capital Markets, a division of National Financial Services LLC
Underwriting Members: (18)	Goldman, Sachs & Co.
Underwriting Members: (19)	H&R Block Financial Advisors, Inc.
Underwriting Members: (20)	HSBC Securities (USA) Inc.
Underwriting Members: (21)	KeyBanc Capital Markets, a division of McDonald Investments Inc.
Underwriting Members: (22)	Oppenheimer & Co. Inc.
Underwriting Members: (23)	Raymond James & Associates, Inc.
Underwriting Members: (24)	TD Waterhouse Investor Services, Inc.
Underwriting Members: (25)	Wells Fargo Securities, LLC
Underwriting Members: (26)	City Securities Corp.
Underwriting Members: (27)	CL King & Associates
Underwriting Members: (28)	Crowell, Weedon & Co.
Underwriting Members: (29)	D.A. Davidson & Co.
Underwriting Members: (30)	Davenport & Company LLC
Underwriting Members: (31)	E* Trade Securities Inc.
Underwriting Members: (32)	Ferris, Baker, Watts Inc.
Underwriting Members: (33)	Fifth Third Securities, Inc.
Underwriting Members: (34)	Fixed Income Securities, LP
Underwriting Members: (35)	Gunnallen Financial Inc.
Underwriting Members: (36)	Howe Barnes Hoefer & Arnett, Inc.
Underwriting Members: (37)	J.B. Hanauer & Co.
Underwriting Members: (38)	J.J.B. Hilliard, W.L. Lyons, Inc.
Underwriting Members: (39)	Janney Montgomery Scott LLC
Underwriting Members: (40)	Jeffries & Co.
Underwriting Members: (41)	Keefe, Bruyette & Woods, Inc.
Underwriting Members: (42)	McGinn, Smith & Co. Inc.
Underwriting Members: (43)	Mesirow Financial, Inc.
Underwriting Members: (44)	Morgan Keegan & Company, Inc.
Underwriting Members: (45)	NatCity Investments, Inc.
Underwriting Members: (46)	Pershing LLC
Underwriting Members: (47)	Piper Jaffray & Co.
Underwriting Members: (48)	Robert W. Baird & Co. Incorporated
Underwriting Members: (49)	Ryan, Beck & Co., Inc.
Underwriting Members: (50)	Sanders Morris Harris Inc.
Underwriting Members: (51)	Sandler, O'Neill & Partners L.P.
Underwriting Members: (52)	Southwest Securities, Inc.
Underwriting Members: (53)	Stifel, Nicolaus & Company, Incorporated
Underwriting Members: (54)	Stone & Youngberg LLC
Underwriting Members: (55)	SunTrust Capital Markets, Inc.
Underwriting Members: (56)	Vining-Sparks IBG, Limited Partnership
Underwriting Members: (57)	Wayne Hummer Management Co.
Underwriting Members: (58)	Wedbush Morgan Securities Inc.
Underwriting Members: (59)	William Blair & Company, L.L.C.
Underwriting Members: (60)	Ziegler Capital Markets Group